EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in (i) the Registration Statements on Form S-8 (Nos. 333-190252, 333-177752, 333-150405, 333-141468, 333-129709, 333-126566, and 333-126565), and (ii) the Registration Statement on Form S-3ASR (No. 333-207723) of The Goodyear Tire & Rubber Company of our report dated February 8, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
February 8, 2017

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